EXHIBIT A-6
[CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT TO
RULE 104(B)]


                   FORM OF PRE-PURCHASE AGREEMENT

           (Designated as Exhibit EX-2 for EDGAR purposes)

   THIS PRE-PURCHASE AGREEMENT (this "Agreement"), dated as of July 15, 1997, is made by and between NICOR Hub Services, Inc., an Illinois corporation ("Seller"), and Leidy Hub, Inc., a New York corporation ("LHI" or "Purchaser"). Other capitalized terms used in this Agreement are defined in Article I.

                              RECITALS

   1. Prior to the date hereof, Seller and Pacific Enerchange, formed CanDuCo.

   2. The Articles of Association provide that shares of the Company may be transferred with the approval of the directors of the Company.

   3. The Seller wishes to sell to the Purchaser, and the Purchaser wishes to buy from the Seller, 29.59184% of the issued and outstanding shares in CanDuCo (the "Acquired Interest") and the directors of the Company have approved such transfer of the Acquired Interest.

   4. Purchaser and National Fuel Gas Company, a New Jersey corporation which owns LHI ("NFG"), must obtain Securities and Exchange Commission approval prior to LHI's purchase of the Acquired Interest.

   In consideration of the mutual covenants, agreements and warranties herein contained, it is agreed that Purchaser shall acquire from Seller all of the Acquired Interest upon the terms and conditions hereinafter set forth and pursuant to a purchase agreement substantially in the form of the Purchase Agreement attached to this Agreement as Exhibit A.



                              ARTICLE I
                             DEFINITIONS

   The following terms shall have the meanings set forth herein for the purposes of this Agreement:

   "Acquired Interest" is defined in the second recital.

   "Act" means the Companies Act (Nova Scotia), R.S.N.S. 1989, c.81, and all amendments to the Act, as in effect from time to time.

   "Affiliate" means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person.

   "Articles of Association" means that certain Articles of Association of CanDuCo Company dated as of _______, 1997, between Seller and Pacific Enerchange.


   "Closing Date" means the date on which the sale and purchase of the Acquired Interest occurs.

   "CanDuCo" or "Company" means CanDuCo Company, a Nova Scotia,
Canada unlimited liability company.

   "Electronic Trading System" means the electronic gas trading and nominations system that QuickTrade Canada operates in Canada.

   "Governmental Authority" means the governments of the United
States or Canada, any state, province or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

   "Indemnified Person" shall mean the Person entitled to, or claiming a right to, indemnification under Article VIII.

   "Indemnifying Person" shall mean the Person claimed by the Indemnified Person to be obligated to provide indemnification under
Article VIII.

   "Losses" is defined in Section 8.2.

   "NFG" is defined in the fourth recital.

   "Person" means an individual, trust, Governmental Authority, estate or any incorporated or unincorporated company, corporation, limited liability company, partnership or other organization.

   "Pacific Enerchange" means Pacific Enerchange, a California corporation.

   "Purchaser" is defined in the preamble.

   "Purchase Agreement" is defined in the last paragraph of the Recitals.

   "Purchase Price" is defined in Section 2.2.

   "QuickTrade Canada" means QuickTrade Canada Limited Partnership, an Alberta, Canada, limited partnership.

   "SEC Approval" means SEC approval of Purchaser's purchase of the Acquired Interest without any conditions which in the judgment of either of the parties make it impractical to consummate the transactions contemplated by this Agreement.

   "Seller" is defined in the preamble.



                             ARTICLE II
                          PURCHASE AND SALE

   2.1 Purchase and Sale of The Acquired Interest. Subject to the terms and conditions set forth in this Agreement, within ten business days following SEC Approval, or such longer period acceptable to the parties, Seller and Purchaser shall execute and perform the Purchase Agreement in substantially the form attached hereto as Exhibit A.

   2.2 Payment of Purchase Price. In consideration of such sale, assignment, transfer, conveyance and delivery to Purchaser by Seller of all of the Acquired Interest, Purchaser shall pay to Seller the "Purchase Price" of [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX].



                             ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SELLER

   Seller represents and warrants to Purchaser as follows:

   3.1 Ownership of Acquired Interest. Seller owns beneficially and legally all right, title and interest in and to the Acquired Interest, free and clear of any security interest, lien, adverse claim or other encumbrance. The Acquired Interest in the aggregate constitutes 29.59184% of the issued and outstanding shares of CanDuCo. None of the Acquired Interest is subject to any restriction on transfer, other than as set forth in the Articles of Association.

   3.2 Due Organization. To the best of Seller's knowledge, the Company is an unlimited liability company duly organized, validly existing and in good standing under the laws of the province of Nova Scotia with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. To the best of Seller's knowledge, the Company is duly qualified and in good standing to do business in each jurisdiction where the failure to be so qualified would, in the aggregate, have a material adverse effect on the business or operations of the Company. The Company owns no equity or debt securities of any Person. True, correct and complete copies of the Company's Memorandum of Association and all other organizational documents of the Company have been delivered to Purchaser.

   3.3 Due Authorization. Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly and validly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

   3.4 No Conflict. The execution, delivery and performance of this Agreement and all other instruments, agreements, certificates and documents contemplated hereby by Seller do not: (i) violate any order, decree or judgment of any Governmental Authority applicable to Seller, or the Acquired Interest or, to the best of Seller's knowledge, the Company; (ii) violate any law (or regulation or rule promulgated under any law); (iii) violate or conflict with, or result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or permit cancellation of, or result in the creation of any lien or encumbrance or other contingent liability upon any of the assets of the Company or the Acquired Interest under, any of the terms, conditions, or provisions of any contract to which Seller or the Company is a party, or by which either of them or any of the assets of the Company or the Acquired Interest is bound; (iv) permit the acceleration of the maturity of any indebtedness of the Company, or any indebtedness secured by any of the assets of the Company or the Acquired Interest; or (v) violate or conflict with any provision of the charter, by-laws or other organizational documents of Seller or, to the best of Seller's knowledge, the Company.

   3.4 Consents. Prior to execution of this Agreement and prior to the Closing Date, Seller will have obtained all authorizations, consents and permits required to permit the consummation of the transactions contemplated by this Agreement.

   3.5 Accuracy of Statements. This Agreement does not contain any untrue statement of a material fact regarding Seller, the Company, the assets of the Company or the Acquired Interest.


                             ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PURCHASER

   Purchaser represents and warrants to Seller that:

   4.1 Due Authorization. Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly and validly executed and delivered by Purchaser, and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

   4.2 No Conflict. The execution, delivery and performance of this Agreement does not: (i) violate any decree or judgment of any Governmental Authority applicable to Purchaser; (ii) violate any law (or regulation promulgated under any law); (iii) violate or conflict with, or result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, any of the terms, conditions, or provisions of any contract to which Purchaser is a party, or by which Purchaser is bound; or (iv) violate or conflict with any provision of the charter, by-laws or other organizational documents of Purchaser.

   4.3 Investment Intent. Purchaser is acquiring the Acquired Interest for its own account, for investment and not with a view to, or for sale or other disposition in connection with, any "distribution" thereof, within the meaning of the Securities Act of 1933, as amended, nor with any present intention of selling or otherwise disposing of the Acquired Interest.

   4.4 Consents. Prior to the execution of this Agreement and prior to the Closing Date, Purchaser will have obtained all authorizations, consents and permits of others required to permit the consummation of the transactions contemplated by this Agreement except, with respect to SEC Approval, LHI and NFG will file applications for approval as soon as possible and will use their best efforts to obtain such approval.

                              ARTICLE V
                PRE-CLOSING OPERATION OF THE COMPANY

   5.1 Pre-Closing Company Operations. The parties contemplate that the Company will conduct operations in accordance with the terms and conditions of the Articles of Association and/or the Limited Partner Agreement or a Shareholder Agreement.

   5.2 Purchaser's Pre-Closing Participation. Purchaser will be entitled to participate in the pre-Closing Date business affairs of the Company in accordance with the following procedures. Seller will furnish Purchaser with copies of all notices and other material documents relating to the Company's business. Seller will afford Purchaser an opportunity to review and comment on all matters presented to the Company's Executive Committee for approval and Seller agrees to take Purchaser's comments on all such matters into account prior to voting on matters in the Executive Committee. In addition, Seller agrees to use its best efforts to obtain approval for a representative of Purchaser to attend all meetings of the Executive Committee as an observer.

   5.3  Periodic Reports.  Seller shall at a minimum furnish
Purchaser with copies of all reports and other statements that the Company is required to furnish its Members pursuant to the Company Agreement.

   5.4 Pre-Closing Competition with the Company. During the period prior to the Closing Date, Purchaser agrees that it shall be subject to any provisions of the Articles of Association limiting the extent to which Members and their Affiliates may compete with the business of the Company.

                             ARTICLE VI
     CONDITIONS PRECEDENT TO EXECUTION OF THE PURCHASE AGREEMENT

   6.1 Conditions Precedent to Obligations of the Purchaser. The obligation of Purchaser to execute and perform the Purchase Agreement is subject to the satisfaction of the following conditions and such conditions that may be established in the Purchase Agreement:

   6.1.1 Covenants, Representations and Warranties. Seller shall have performed, in all material respects, all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by Seller prior to the Closing Date. Each of the warranties and representations of Seller contained in this Agreement shall be accurate in all material respects, at and as of the date made and also at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and Seller shall have delivered to Purchaser a certificate so certifying.

   6.1.2 SEC Approval. The SEC Approval shall have been obtained without any conditions which in the judgment of either party make it impractical to consummate the transactions contemplated by this Agreement.

   6.2 Conditions Precedent to Obligations of Seller. The obligation of Seller to execute and perform the Purchase Agreement is subject to the satisfaction of the following conditions and such conditions that may be established in the Purchase Agreement:

   6.2.1 Covenants, Representations and Warranties. Purchaser shall have performed, in all material respects, all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by Purchaser prior to the Closing Date. Each of the warranties and representations of Purchaser contained in this Agreement shall be accurate in all material respects, at and as of the date made and also at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and Purchaser shall have delivered to Seller a certificate so certifying.

                             ARTICLE VII
                              COVENANTS

   7.1 Implementing This Agreement. From the date hereof to the Closing Date, each of Purchaser and Seller will take all necessary action to fulfill its respective obligations under this Agreement and shall take all commercially reasonable efforts to consummate the transactions contemplated thereby.

                            ARTICLE VIII
                           INDEMNIFICATION

   8.1 Survival. The representations and warranties of the parties hereto contained herein shall survive the Closing. Such representations and warranties shall be deemed made as of the date of this Agreement and as of the Closing Date. The representations and warranties of the parties hereto contained herein shall survive the Closing.

   8.2 Indemnification by Seller. Seller agrees to indemnify Purchaser against, and agrees to hold Purchaser harmless from, any and all liabilities, losses, costs, claims, damages (including without limitation consequential damages), penalties and expenses (including without limitation reasonable attorneys' fees and expenses and reasonable costs of investigation) (collectively, "Losses") incurred or suffered by Purchaser relating to or arising out of or in connection with any of the following:

   (a) any breach of or any inaccuracy in any representation or warranty made by Seller in this Agreement; or

   (b) any breach of or failure by Seller to perform any covenant or obligation of Seller set out or contemplated in this Agreement.

   8.3 Indemnification by Purchaser. Purchaser agrees to indemnify Seller against, and agrees to hold Seller harmless from, any and all Losses incurred or suffered by Seller relating to or arising out of or in connection with any of the following:

   (a) any breach of or any inaccuracy in any representation or warranty made by Purchaser in this Agreement;

   (b) any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser set out or contemplated in this Agreement; and

   (c) notwithstanding any other provision of this Agreement, Purchaser is not obligated to indemnify, and does not agree to indemnify, Seller or any other person against any market or investment risk in connection with Purchaser's acquisition, retention or disposition of the subject matter of this Agreement.

   8.4  Claims.  The provisions of this Section shall be subject to
Section 8.5. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VIII except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 calendar days of receiving notice thereof, the Indemnified Person shall be entitled to recover promptly from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted. If the Indemnifying Person agrees that it has an indemnification obligation but objects on the grounds that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover promptly from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference.

   8.5 Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any Proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VIII except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such claim or Proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim or Proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim or Proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof. If the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim or Proceeding, and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim or Proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

   8.6 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim or Proceeding of the kind referred to in Section 8.5 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent.

   8.7 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim or Proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim or Proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

                             ARTICLE IX
                            MISCELLANEOUS

   9.1 Expenses. Each party hereto shall bear its own expenses with respect to this transaction.

   9.2 Amendment. This Agreement may be amended, modified or supplemented, but only in writing signed by each of the parties hereto.

   9.3 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed to be an original, but together shall constitute one and the same instrument.

   9.4 Headings. Section and Article headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of the provisions of this Agreement.

   9.5 Severability. Any provisions of this Agreement that are held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions of this Agreement in that jurisdiction or the operation, enforceability, or validity of such provisions in any other jurisdiction.

   9.6 Entire Understanding. This Agreement and the Company Agreement set forth the entire agreement and understanding of the parties hereto with respect to the transaction contemplated hereby and supersede all prior arrangements, agreements and understandings relating to the subject matter hereof. There have been no representations or statements, oral or written, that have been relied on by either party hereto, except those expressly set forth in this Agreement and the Company Agreement.

   9.7 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of law principles thereof.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                       NICOR Hub Services, Inc.
                       By: ______________________
                       Title:____________________
                       Printed Name:_____________



                       LEIDY HUB, INC.
                       By:_______________________
                       President
                       Walter E. DeForest

                              EXHIBIT A

                     FORM OF PURCHASE AGREEMENT

   THIS PURCHASE AGREEMENT (this "Agreement"), dated as of ________, 1997, is made by and between NICOR Hub Services, Inc., an Illinois corporation ("Seller"), and Leidy Hub, Inc., a New York corporation ("LHI" or "Purchaser"). Other capitalized terms used in this Agreement are defined in Article I.

                              RECITALS

   1.   On _________, 1997, Seller and Pacific Enerchange, a
California corporation, formed CanDuCo.

   2. The Articles of Association provide that shares of the Company may be transferred with the approval of the directors of the Company.

   3. Seller wishes to sell to Purchaser, and Purchaser wishes to buy from Seller 29.59184% of the issued and outstanding shares in CanDuCo (the "Acquired Interest").

   4. The directors of the Company have approved Seller's sale of the Acquired Interest to Purchaser.

        In consideration of the mutual covenants, agreements and warranties herein contained, the parties desire that Purchaser shall acquire from Seller all of the Acquired Interest upon the terms and conditions hereinafter set forth.

                              ARTICLE I
                             DEFINITIONS

   The following terms shall have the meanings set forth herein for the purposes of this Agreement:

   "Acquired Interest" is defined in the second recital.

   "Act" means the Companies Act (Nova Scotia), R.S.N.S. 1989, c.81, and all amendments to the Act, as in effect from time to time.

   "Affiliate" means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person.

   "Articles of Association" means that certain Articles of Association dated as of _____, 1997 between Seller and Pacific
Enerchange.

   "Closing Date" means the date on which the Closing occurs or is to occur.

   "CanDuCo" or "Company" means CanDuCo Company, a Nova Scotia,
Canada unlimited liability company.

   "Electronic Trading System" means the electronic gas trading and nominations system that QuickTrade Canada operates in Canada.

   "Governmental Authority" means the government of the United States or Canada, any state, province, or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

   "Indemnified Person" shall mean the Person entitled to, or claiming a right to, indemnification under Article VIII.

   "Indemnifying Person" shall mean the Person claimed by the Indemnified Person to be obligated to provide indemnification under
Article VIII.

   "Losses" is defined in Section 8.2.

   "Person" means an individual, trust, Governmental Authority, estate or any incorporated or unincorporated company, corporation, limited liability company, partnership or other organization.

   "Purchase Price" is defined in Section 2.2.

   "Pre-Purchase Agreement" means that certain Pre-Purchase Agreement dated ______, 1997, executed by Seller and Purchaser.

   "Proceedings" is defined in Section 3.17.

   "Purchaser" is defined in the preamble. "Seller" is defined in the preamble.

   "QuickTrade Canada" means QuickTrade Canada Limited Partnership, an Alberta, Canada, limited partnership.

   "Taxes" means all taxes, charges, fees, duties, levies or other assessments, including (without limitation) income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance and employees' income withholding, unemployment and Social Security taxes, which are imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

                             ARTICLE II
                          PURCHASE AND SALE

   2.1  Purchase and Sale of The Acquired Interest.
Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall accept, acquire and take assignment and delivery of, all of the Acquired Interest.

   2.2 Payment of Purchase Price. In consideration for such sale, assignment, transfer, conveyance and delivery to Purchaser by Seller of all of the Acquired Interest, on the Closing Date Purchaser will pay to Seller the sum of [XXXXXXXXXXXXXXXXXXXXXXXXX], the "Purchase Price".

                             ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF SELLER

   Seller represents and warrants to Purchaser as follows:

   3.1 Ownership of Acquired Interest. Seller owns beneficially and legally all right, title and interest in and to the Acquired Interest, free and clear of any security interest, lien, adverse claim or other encumbrance. The Acquired Interest in the aggregate constitutes 29.59184% of the issued and outstanding shares in CanDuCo. None of the Acquired Interest is subject to any restriction on transfer, other than as set forth in the Articles of Association.

   3.2 Due Organization. To the best of Seller's knowledge, the Company is an unlimited liability company duly organized, validly existing and in good standing under the laws of the province of Nova Scotia with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. To the best of Seller's knowledge, the Company is duly qualified and in good standing to do business in each jurisdiction where the failure to be so qualified would, in the aggregate, have a material adverse effect on the business or operations of the Company. The Company owns no equity or debt securities of any Person. True, correct and complete copies of the Company's Memorandum of Association and all other organizational documents of the Company have been delivered to Purchaser.


   3.3 Due Authorization. Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly and validly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

   3.4 No conflict. The execution, delivery and performance of this Agreement and all other instruments, agreements, certificates and documents contemplated hereby by Seller do not: (i) violate any order, decree or judgment of any Governmental Authority applicable to Seller, or the Acquired Interest or, to the best of Seller's knowledge, the Company; (ii) violate any law (or regulation or rule promulgated under any law); (iii) violate or conflict with, or result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or permit cancellation of, or result in the creation of any lien or encumbrance or other contingent liability upon any of the assets of the Company or the Acquired Interest under, any of the terms, conditions, or provisions of any contract to which Seller or the Company is a party, or by which either of them or any of the assets of the Company or the Acquired Interest is bound; (iv) permit the acceleration of the maturity of any indebtedness of the Company, or any indebtedness secured by any of the assets of the Company or the Acquired Interest; or (v) violate or conflict with any provision of the charter, by-laws or other organizational documents of Seller or, to the best of Seller's knowledge, the Company.

   3.5 Ownership of Interests. Prior to giving effect to Purchaser's acquisition of the Acquired Interest pursuant to this Agreement, Seller owned 70.40546% of the issued and outstanding shares in the Company. Neither Seller nor, to the best of Seller's knowledge, the Company has granted any option, warrant, or similar right to any Person to purchase or acquire any rights with respect to any shares, or any other interest whatsoever, in the Company.

   3.6 Title to and Condition of Properties and the Company. To the best of Seller's knowledge the Company has good title to and is the lawful owner of all of the assets of the Company, free and clear of all security interests, liens, adverse claims and other encumbrances. All of the assets of the Company are listed on Schedule 3.6(a). All of the liabilities of the Company are listed on Schedule 3.6(b). The Company has no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, except as set forth on Schedule 3.6(b).

   3.7 No Defaults or Violations. To the best of Seller's knowledge, except as set forth on Schedule 3.7, (a) the Company has not materially breached any provision of, nor is it in material default under the terms of, any contract to which it is a party or under which it has any rights or by which it is bound, and to Seller's knowledge no other party to any such contract is in default thereunder in any material respect, and (b) the Company is not in material violation of or default under or with respect to any law, governmental regulation or rule or order of any Governmental Authority that is applicable in any way to the business or operation of the Company, provided that, to the extent such representations and warranties in clauses (a) and (b) above are made with respect to any breach, default or violation by the Company that may have arisen from and after the Company's formation, such representations and warranties are made to the best of Seller's knowledge. Except as set forth in Schedule 3.7, none of the assets of the Company is in material violation of any law, building, zoning or other ordinance, code or regulation applicable to it.

   3.8 Taxes. To the best of Seller's knowledge, having been formed shortly before the Closing Date, the Company has not previously filed any Federal, state and other tax returns and reports as of the Closing Date; the Company has not been required to file any such returns; and the Company has not been required to pay any Taxes on or prior to the Closing Date.

   3.9 Condition of Assets. To the best of Seller's knowledge, except as disclosed on Schedule 3.9, all of the assets of the Company, whether real or personal, owned or leased, are in reasonably good operating condition (with the exception of normal wear and tear).

   3.10 Contracts. To the best of Seller's knowledge, Schedule 3.10 includes all the contracts and arrangements (including, without limitation, any employment contracts) to which the Company is a party or by which it is bound or to which any of the assets of the Company is subject. Seller has delivered to Purchaser true, correct and complete copies of each document listed on Schedule 3.10, and a written description of each oral arrangement so listed.

   3.11 Permits, etc. To the best of Seller's knowledge, the Company holds all of the licenses, certificates, permits, franchises and rights listed on Schedule 3.11, and, to the best of Seller's knowledge, does not require any other licenses, certificates, permits, franchises and rights to conduct the Business and its other affairs.

   3.12 Insurance Policies.  To the best of Seller's knowledge,
Schedule 3.12 contains a list of each insurance policy currently providing coverage for the assets or business of the Company and a copy of each such policy has been delivered to Purchaser.

   3.13 Employee Benefit Plans. To the best of Seller's knowledge, each "employee pension benefit plan," as such term is defined in
Section 3(2) of ERISA, and each "employee welfare benefit plan," as defined in Section 3(1) of ERISA, that is maintained by the Company to provide benefits for its employees is described on Schedule 3.13.

    3.14 No Other Agreement. To the best of Seller's knowledge, other than the Sale Agreements, neither Seller nor any its Affiliates has any contract, agreement, arrangement or understanding with respect to the sale or other disposition of the assets of the Company or any interests in the Company.

   3.15 Consents. Except as set forth on Schedule 3.15, no notice to, filing with, authorization of, exemption by, or consent of any Person is required in order for Seller to consummate the transactions contemplated hereby.

   3.16 Litigation.

   (a)  To the best of Seller's knowledge, except as disclosed in
Schedule 3.16, there are no claims, actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations (collectively, "Proceedings") pending, or to the best of Seller's knowledge, threatened against or affecting the Company, Seller or any of its respective officers, directors, employees, agents or stockholders thereof in their capacity as such, or any of their respective properties or businesses relating to such Persons in such capacities, and Seller is not aware of any facts or circumstances which may give rise to any of the foregoing; provided that to the extent such representations and warranties in this clause are made with respect to any Proceedings that may have arisen against the Company from and after the Company's formation, such representations and warranties are made to the best of Seller's knowledge.

   (b) To the best of Seller's knowledge, there are no Proceedings pending or, to the best of Seller's knowledge, threatened by or against the Company or Seller with respect to this Agreement, or in connection with the transactions contemplated hereby or thereby, and Seller has no reason to believe there is a valid basis for any such Proceeding; provided that to the extent such representations and warranties in this clause are made with respect to any Proceedings that may have arisen against the Company from and after the Company's formation, such representations and warranties are made to the best of Seller's knowledge.

   3.17 No Conflict of Interest.  Neither Seller nor any of its
Affiliates has or claims to have any direct or indirect interest in any tangible or intangible property used in the Business, except
Seller's interest as an owner of its shares in the Company.

   3.18 Bank Accounts. Schedule 3.18 sets forth the names and locations of each bank or other financial institution at which the Company has an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from the Company and a summary statement thereof.

   3.20 Accuracy of Statements. This Agreement does not contain any untrue statement of a material fact regarding Seller, the Company, the assets of the Company or the Acquired Interest.

                             ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PURCHASER

   Purchaser represents and warrants to Seller that:

   4.1 Due Authorization. Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly and validly executed and delivered by Purchaser, and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

   4.2 No Conflict. The execution, delivery and performance of this Agreement and all other instruments, agreements, certificates and documents contemplated hereby by Purchaser do not: (i) violate any decree or judgment of any Governmental Authority applicable to Purchaser; (ii) violate any law (or existing regulation promulgated under any law); (iii) violate or conflict with, or result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, any of the terms, conditions, or provisions of any contract to which Purchaser is a party, or by which Purchaser is bound; or (iv) violate or conflict with any provision of the charter, by-laws or other organizational documents of Purchaser.

   4.3 Investment Intent. Purchaser is acquiring the Acquired Interest for its own account, for investment and not with a view to, or for sale or other disposition in connection with, any "distribution" thereof, within the meaning of the Securities Act of 1933, as amended, nor with any present intention of selling or otherwise disposing of the Acquired Interest.

   4.4 Consents. Except as set forth on Schedule 4.3, no notice to, filing with, authorization of, exemption by, or consent of any Person is required in order for Purchaser to consummate the transactions contemplated hereby.

                              ARTICLE V
                   CONDITIONS PRECEDENT TO CLOSING

   5.1 Conditions Precedent to Obligations of the Purchaser. The obligation of Purchaser to purchase the Acquired Interest at Closing is subject to the satisfaction of the following conditions:

   5.1.1 Representations and Warranties. The representations and warranties set forth in this Agreement made by Seller shall be accurate as of the Closing Date as if made on the Closing Date, and Seller shall have delivered to Purchaser a certificate so certifying.

   5.1.2 Compliance with Agreements and Covenants. Seller shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by Seller on or prior to the Closing Date.

   5.2 Conditions Precedent to Obligations of Seller. The obligation of Seller to sell the Acquired Interest at Closing is subject to the satisfaction of the following conditions:

   5.2.1 Representations and Warranties. The representations and warranties set forth in this Agreement made by Purchaser shall be accurate as of the Closing Date as if made on the Closing Date, and Purchaser shall have delivered to Seller a certificate so certifying.

   5.2.2 Compliance with Agreements and Covenants. Purchaser shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by Purchaser on or prior to the Closing Date.

   5.2.3 Company Approval. Seller shall have obtained the approval of the directors of the Company to sell the Acquired Interest to Purchaser in form and substance satisfactory to Seller in its sole discretion.

                             ARTICLE VI
                              COVENANTS

   6.1 Implementing This Agreement. From the date hereof to the Closing Date, each of Purchaser and Seller will take all necessary action to fulfill its respective obligations under this Agreement and shall take all commercially reasonable efforts to consummate the transactions contemplated thereby.


                             ARTICLE VII
                               CLOSING

   7.1 Closing. The Closing shall take place on or before the tenth business day following the day on which Purchaser's acquisition of the Acquired Interest is approved by the SEC, or on such later date to which the parties hereto shall agree.

                            ARTICLE VIII
                           INDEMNIFICATION

   8.1 Survival. The representations and warranties of the parties hereto contained herein and in this Article VIII shall survive the Closing. Such representations and warranties shall be deemed made as of the date of this Agreement and as of the Closing Date.

   8.2 Indemnification by Seller. Seller agrees to indemnify Purchaser against, and agrees to hold Purchaser harmless from, any and all liabilities, losses, costs, claims, damages (including without limitation consequential damages), penalties and expenses (including without limitation reasonable attorneys' fees and expenses and reasonable costs of investigation) (collectively, "Losses") incurred or suffered by Purchaser relating to or arising out of or in connection with any of the following:

   (a) any breach of or any inaccuracy in any representation or warranty made by Seller in this Agreement;

   (b) any breach of or failure by Seller to perform any covenant or obligation of Seller set out or contemplated in this Agreement; or

   (c) any actual and/or contingent liabilities arising from, or in connection with, or as a result of Seller's performance, act or omission prior to the Closing Date.

   8.3 Indemnification by Purchaser. Purchaser agrees to indemnify Seller against, and agrees to hold Seller harmless from, any and all Losses incurred or suffered by Seller relating to or arising out of or in connection with any of the following:

   (a) any breach of or any inaccuracy in any representation or warranty made by Purchaser in this Agreement ; or

   (b) any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser set out or contemplated in this Agreement.

   8.4  Claims.  The provisions of this Section shall be subject to
Section 8.5. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VIII except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 calendar days of receiving notice thereof, the Indemnified Person shall be entitled to recover promptly from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted. If the Indemnifying Person agrees that it has an indemnification obligation but objects on the grounds that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover promptly from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference.

   8.5  Notice of Third Party Claims; Assumption of Defense.
The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any Proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VIII except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such claim or Proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim or Proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim or Proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof. If the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim or Proceeding, and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim or Proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

   8.6 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim or Proceeding of the kind referred to in Section 8.5 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent.

   8.7 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim or Proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim or Proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.





                             ARTICLE IX
                            MISCELLANEOUS

   9.1 Expenses. Each party hereto shall bear its own expenses with respect to this transaction.

   9.2 Amendment. This Agreement may be amended, modified or supplemented, but only in writing signed by each of the parties hereto.

   9.3 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed to be an original, but together shall constitute one and the same instrument.

   9.4 Headings. Section and Article headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of the provisions of this Agreement.

   9.5 Severability. Any provisions of this Agreement that are held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions of this Agreement in that jurisdiction or the operation, enforceability, or validity of such provisions in any other jurisdiction.

   9.6 Entire Understanding. This Agreement, the Pre-Purchase Agreement and the Company Agreement set forth the entire agreement and understanding of the parties hereto with respect to the transaction contemplated hereby and supersede all prior arrangements, agreements and understandings relating to the subject matter hereof. There have been no representations or statements, oral or written, that have been relied on by either party hereto, except those expressly set forth in this Agreement, the Pre-Purchase Agreement and the Company Agreement.

   9.7 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of law principles thereof.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.




                                 NICOR Hub Services, Inc.
                                 By:___________________________
                                  Title:___________________________
                                 Printed Name:_______________________



                                 LEIDY HUB, INC.
                                 By:____________________________
                                       President
                                      Walter E. DeForest

                            SCHEDULE 3.2
                   JURISDICTIONS OF QUALIFICATION
1. Nova Scotia

                           SCHEDULE 3.6(a)
                               ASSETS

[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]
                           SCHEDULE 3.6(b)
                             LIABILITIES
[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

                            SCHEDULE 3.7
                       DEFAULTS AND VIOLATIONS
1. None

                            SCHEDULE 3.9
                         CONDITION OF ASSETS

1. No disclosure is made pursuant to Section 3.9.

                            SCHEDULE 3.10
                              CONTRACTS

[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]
                            SCHEDULE 3.11
              LICENSES, PERMITS, FRANCHISES AND RIGHTS
[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]
                            SCHEDULE 3.12
                              INSURANCE
[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

                            SCHEDULE 3.13
                       EMPLOYEE BENEFIT PLANS
[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

                            SCHEDULE 3.15
                              CONSENTS

1. In accordance with Section _____ of the Articles of Association, Seller is obligated to obtain the consent of Pacific Enerchange to the disposition of the Acquired Interest.

                            SCHEDULE 3.16
                             LITIGATION
[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

                            SCHEDULE 3.18
                            BANK ACCOUNTS

[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]